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Exhibit 5.1

Mayer Brown LLP
700 Louisiana Street
Suite 3400
Houston, Texas 77002-2730

January 14, 2013

Main Tel +1 713 238 3000
Main Fax +1 713 238 4888
www.mayerbrown.com

Bonanza Creek Energy, Inc.
410 17th Street, Suite 1400
Denver, Colorado 80202

Ladies and Gentlemen:

        We have acted as counsel for Bonanza Creek Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities:

            (i)  shares of the Company's common stock, par value $0.001 per share, including shares of common stock issuable upon conversion or exercise of other securities described herein to be offered and sold by the Company (the "Primary Shares");

           (ii)  shares of the Company's common stock to be offered and sold by certain stockholders of the Company (the "Secondary Shares"; and, together with the Primary Common Shares, the "Common Stock");

          (iii)  shares of preferred stock of the Company, par value $0.001 per share, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the "Preferred Stock");

          (iv)  debt securities of the Company, which may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), including Debt Securities issuable upon conversion or exercise of other securities described herein;

           (v)  warrants (the "Warrants") to purchase Primary Shares, Preferred Stock or Debt Securities; and

          (vi)  units (the "Units") comprised of Primary Shares, Preferred Stock, Debt Securities or Warrants in any combination.

        The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are collectively referred to herein as the "Securities."

        Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities:

            (i)  the Senior Debt Securities will be issued under an indenture between the Company and a trustee to be selected by the Company, the form of which is filed as Exhibit 4.4 to the Registration Statement (the "Senior Indenture"); and

           (ii)  the Subordinated Securities will be issued under the indenture between the Company and a trustee to be selected by the Company, the form of which is filed as Exhibit 4.5 to the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures" and each, individually, an "Indenture").

        The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in one or more prospectus supplements relating to the issuance of Warrants) entered into between the Company and a financial institution identified therein as warrant agent, as such warrant agreements may be supplemented from time to time (each such warrant agreement, a "Warrant Agreement").

        The Units may be issued pursuant to one or more unit agreements (the terms and conditions of which will be set forth in one or more prospectus supplements relating to the issuance of Units), as such may be supplemented from time to time (each such unit agreement, a "Unit Agreement").

        In our capacity as counsel to the Company, we have examined the Registration Statement and the forms of the Indentures. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

        During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.

        Based upon the foregoing, we are of the opinion that:

          (1)   With respect to any Primary Shares, when necessary corporate action on the part of the Company has been taken to authorize a particular issuance and sale of Primary Shares (including any issuance of Primary Shares (i) upon the exchange or conversion of any validly issued, fully paid and non-assessable Preferred Stock that are exchangeable or convertible into Primary Shares, (ii) upon the exchange or conversion of any Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Primary Shares, or (iii) upon the exercise of any validly issued Warrants to purchase Primary Shares) and upon the issuance and delivery of and payment for such Primary Shares in the manner contemplated by the Registration Statement (and in the case of the issuance of Primary Shares pursuant to clauses (i), (ii) or (iii) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), such Primary Shares will be validly issued, fully paid and non-assessable.

          (2)   With respect to any Preferred Stock, when necessary corporate action on the part of the Company has been taken to authorize a particular issuance and sale of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock (i) upon the exchange or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock or (ii) upon the exercise of any validly issued Warrants for the purchase of Preferred Stock) and upon the issuance and delivery of and payment for such Preferred Stock in the manner contemplated by the Registration Statement (and in the case of the issuance of Preferred Stock pursuant to clauses (i) and (ii) above, upon the satisfaction of and compliance with the conditions to the exercise, exchange or conversion), such Preferred Stock of such series or class will be validly issued, fully paid and non-assessable.

          (3)   With respect to any Secondary Shares to be offered by selling stockholders pursuant to the Registration Statement, such Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (4)   With respect to any Debt Securities, when (i) necessary corporate action on the part of the Company has been taken to authorize a particular issuance and sale of Debt Securities, (ii) the applicable Indenture and any required supplemental indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the applicable Indenture and any required supplemental indenture will have become qualified under the Trust Indenture Act of 1939, as amended, (iv) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any applicable supplemental indenture so as to not violate any applicable law or the certificate of incorporation or bylaws of the Company, or to not result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Debt Securities have been duly executed and authenticated and delivered in accordance with the terms and provisions of the applicable Indenture and supplemental indenture and (vi) such Debt Securities have been issued and sold as contemplated by the Registration Statement and the acts, proceedings and documents referred to above, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          (5)   With respect to any Warrants, when (i) necessary corporate action on the part of the Company has been taken to authorize a particular issuance and sale of Warrants, (ii) any applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement, do not violate any applicable law or the certificate of incorporation or bylaws of the Company, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

          (6)   With respect to any Units, when (i) necessary corporate action on the part of the Company has been taken to authorize a particular issuance and sale of Units, (ii) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement, do not violate any applicable law or the certificate of incorporation and bylaws of the Company, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the

  Company and (iv) such Units have been duly executed and countersigned in accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        Our opinions above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinions above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

        This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

        The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our reference under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Mayer Brown LLP

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  Exhibit 5.1